UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2023

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HTGC	New York Stock Exchange
6.25% Notes due 2033	HCXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 21, 2023, the Board elected Nikos Theodosopoulos as an independent director of the Company. There are no arrangements or understandings between Mr. Theodosopoulos and any other persons pursuant to which Mr. Theodosopoulos was elected as a director of the Company. Mr. Theodosopoulos will be entitled to the applicable annual retainer and restricted stock awards pursuant to the Company’s director compensation arrangements, under terms consistent with those previously disclosed by the Company. Mr. Theodosopoulos will also be entitled to enter into an indemnification agreement with the Company. Mr. Theodosopoulos will hold office as a Class II director for a term expiring in 2024 and will serve on the Company’s Audit Committee.

Since August 2012, Mr. Theodosopoulos has served as an independent director, advisor, consultant, and angel investor in the technology industry. From August 1995 through July 2012, Mr. Theodosopoulos served in various capacities with UBS, a provider of financial services, most recently as managing director of technology equity research. From April 1994 to August 1995, he served as senior equity research analyst for Bear, Stearns & Co. Inc., an investment banking firm that was acquired in 2008 by JPMorgan Chase. From September 1985 to April 1994, Mr. Theodosopoulos served in various capacities at AT&T Bell Laboratories and AT&T Network Systems, a provider of communications equipment. Mr. Theodosopoulos also serves on the board of directors of Adtran Holdings, Inc., a leading global provider of networking and communications equipment. Mr. Theodosopoulos holds a B.S. degree in Electrical Engineering from Columbia University, an M.S. degree in Electrical Engineering from Stanford University and an M.B.A. from NYU Stern School of Business.

Item 8.01.	Other Events

On September 25, 2023, the Company issued a press releases announcing the appointment of Mr. Theodosopoulos as an independent member of the Board. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated September 25, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

September 25, 2023	By:	/s/ Kiersten Zaza Botelho
Kiersten Zaza Botelho General Counsel